EXHIBIT 4.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 1 to Registration Statement No.  333-221892 on Form S-6 of our report dated December 12, 2017, relating to the statement of financial condition, including the portfolio of investments of Morgan Stanley Portfolios, Series 18, comprising Capital Spending & Productivity Portfolio 2018 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

New York, New York
December 12, 2017